UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-A
__________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TherapeuticsMD, Inc.
(Exact name of registrant as specified in its charter)

Nevada	87-0233535
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
951 Broken Sound Parkway NW, Suite 320 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:  333-186189

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                      Description of Registrant’s Securities to be Registered.

TherapeuticsMD, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-186189), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2013 (the “Registration Statement”) and declared effective by the Commission on February 5, 2013, and as subsequently amended by any amendments to such Registration Statement and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERAPEUTICSMD, INC.

Date: April 22, 2013	By:	/s/ Robert G. Finizio
	Name:	Robert G. Finizio
	Title:	Chief Executive Officer